Shareholder Services Agreement                              Page 1
                                           Exhibit (h)(viv) under Form N-1A
                                        Exhibit 10 under Item 601/ Reg. S-K


                      SHAREHOLDER SERVICES AGREEMENT


     THIS AGREEMENT, made and entered into as of the 31st day of December, 1998, by and between SouthTrust Funds (the "Trust") on behalf of its portfolios and/or classes thereof on Exhibit A (individually referred to herein as a "Fund" and collectively as "Funds"), s may be amended from time to time, having their principal office and place of business at 5800 Corporate Drive, Pittsburgh, PA 15237-7010, and SouthTrust Bank, N.A., a national banking association, having its principal office and business at 420 N. 20th Street, Birmingham, AL 35290 ("SouthTrust").

1. The Funds hereby appoint SouthTrust to render or cause to be rendered personal services to shareholders of the Funds and/or the maintenance of accounts of shareholders of the Funds ("Services"). In addition to providing Services directly to shareholders of the Funds, SouthTrust is hereby appointed the Funds' agent to select, negotiate and subcontract for the performance of Services. SouthTrust hereby accepts such appointments. SouthTrust agrees to provide or cause to be provided Services which, in its best judgment (subject to supervision and control of the Funds' Boards of Trustees), are necessary or desirable for shareholders of the Funds. SouthTrust further agrees to provide the Funds, upon request, a written description of the Services which SouthTrust is providing hereunder.

2. During the term of this Agreement, each Fund will pay SouthTrust and SouthTrust agrees to accept as full compensation for its services rendered hereunder a fee at an annual rate, calculated daily and payable monthly, as set forth on Exhibit A hereto.

      For the payment period in which this Agreement becomes effective or terminates with respect to any Fund, there shall be an appropriate proration of the monthly fee on the basis of the number of days that this Agreement is in effect with respect to such Fund during the month.

3. This Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year only if the form of this Agreement is approved at least annually by the Board of the Trust on behalf of each Fund, including a majority of the members of the Board of the Fund who are not interested persons of the Fund ("Independent Board Members") cast in person at a meeting called for that purpose.

4. Notwithstanding paragraph 3, this Agreement may be terminated as follows:

      (a) at any time, without the payment of any penalty, by the vote of a majority of the Independent Board Members of any Fund or by a vote of a majority of the outstanding voting securities of any Fund as defined in the Investment Company Act of 1940 on sixty
           (60) days' written notice to the parties to this Agreement;

      (b) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940; and

      (c) by any party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

5. SouthTrust agrees to obtain any taxpayer identification number certification from each shareholder of the Funds to which it provides Services that is required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide each Fund or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

6. SouthTrust shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. SouthTrust shall be entitled to rely on and may act upon advice of counsel (who may be counsel for such Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Any person, even though also an officer, trustee, partner, employee or agent of SouthTrust, who may be or become a member of such Fund's Board, officer, employee or agent of any Fund, shall be deemed, when rendering services to such Fund or acting on any business of such Fund (other than services or business in connection with the duties of SouthTrust hereunder) to be rendering such services to or acting solely for such Fund and not as an officer, trustee, partner, employee or agent or one under the control or direction of SouthTrust even though paid by SouthTrust.

      This Section 6 shall survive termination of this Agreement.

7. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

8. SouthTrust is expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of each Fund that is a Massachusetts business trust and agrees that the obligations assumed by each Fund pursuant to this Agreement shall be limited in any case to such Fund and its assets and that SouthTrust shall not seek satisfaction of any such obligations from the shareholders of such Fund, the Trustees, Officers, Employees or Agents of such Fund, or any of them.

9. The execution and delivery of this Agreement have been authorized by the Trustees of SouthTrust and signed by an authorized officer of SouthTrust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of SouthTrust, but bind only the trust property of SouthTrust as provided in the Declaration of Trust of SouthTrust.

10. Notices of any kind to be given hereunder shall be in writing (including facsimile communication) and shall be duly given if delivered to any Fund and to such Fund at the following address:
      5800 Corporate Drive, Pittsburgh, PA  15237-7010, Attention:
      President and if delivered to SouthTrust at 420 N. 20th Street, Birmingham, AL 53202, Attention: President.

11. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Sections 3 and 4, hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Pennsylvania law; provided, however, that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

12. This Agreement may be executed by different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

13. This Agreement shall not be assigned by any party without the prior written consent of SouthTrust in the case of assignment by any Fund, or of the Funds in the case of assignment by SouthTrust, except that any party may assign to a successor all of or a substantial portion of its business to a party controlling, controlled by, or under common control with such party. Nothing in this Section 14 shall prevent SouthTrust from delegating its responsibilities to another entity to the extent provided herein.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



                                    SouthTrust Funds


                                    By:  /s/ Beth S. Broderick
                                       --------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President




                                    SouthTrust Bank, N.A.


                                    By:  /s/ Roger L. Brown
                                       --------------------------------
                                    Name:  Roger L. Brown
                                    Title:  Senior Vice President




                                 EXHIBIT A
                                  to the
                      Shareholder Services Agreement


                             SouthTrust Funds
                        SouthTrust Core Equity Fund
                           SouthTrust Bond Fund
                          SouthTrust Income Fund
             SouthTrust Treasury Obligations Money Market Fund


      This Shareholder Services Agreement is adopted by SouthTrust Funds with respect to the portfolios and/or class(es) of the Trust set forth above.

      In compensation for the services provided pursuant to this Shareholder Services Agreement, SouthTrust will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of each Fund held during the month.

      Witness the due execution hereof this 31st day of December, 1998.


                                    SouthTrust Funds


                                    By:  /s/ Beth S. Broderick
                                       --------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President




                                    SouthTrust Bank, N.A.


                                    By:  /s/ Roger L. Brown
                                       --------------------------------
                                    Name:  Roger L. Brown
                                    Title:  Senior Vice President